Exhibit 99.5

TRINITY CAPITAL CORPORATION

SUBSCRIPTION AGREEMENT

RETURN THIS SUBSCRIPTION AGREEMENT TO:
By Overnight Delivery, First Class Mail, or Courier Service:

Continental Stock Transfer & Trust Company
Attn: [__________]
1 State Street Plaza – 30th Floor
New York, NY  10004

For Payment by Wire Transfer:
Trinity Capital Corporation Escrow Account
c/o Continental Stock Transfer & Trust Company
Account No.: [__________]
ABA/Routing Number: [__________]
REF: NEW INVESTOR; INVESTOR NAME AS IT APPEARS ON SUBSCRIPTION AGREEMENT

IMPORTANT:  The terms of this offering are described in the prospectus dated [__________], 2017 (the "Prospectus"), which you have received together with this Subscription Agreement.  You should read the Prospectus carefully in its entirety before completing and returning this Subscription Agreement.  If you elect to subscribe for shares of our voting common stock in accordance with the terms contained in the Prospectus and as described further below, you must complete and sign this Subscription Agreement and the accompanying IRS Form W-9 in their entirety.  If you fail to provide all of the required information and/or properly sign this Subscription Agreement or the required Form W-9, your subscription may be returned to you, without interest, penalty or deduction of expenses.

Once you have submitted your subscription, it becomes irrevocable, meaning that you do not have the right to cancel or withdraw your subscription.

1. Trinity Capital Corporation (referred to in this Subscription Agreement as the "Company" or, as the context requires, as "us", "we" and "our") is the parent holding company of Los Alamos National Bank, a national bank with its main office in Los Alamos, New Mexico (the "Bank").  We are offering shares (the "Shares") of voting common stock of the Company, no par value per share (the "Common Stock") in a supplemental community offering (the "Supplemental Community Offering") available only to persons selected by us in our sole discretion, subject to availability as described in Section 4.  We anticipate that, if we offer Shares in the Supplemental Community Offering, we will offer the Shares to individual investors who reside or operate businesses in our current market area.  We may also offer Shares in the Supplemental Community Offering to a limited number of institutional investors.  We reserve the right to accept or reject, in whole or in part, any subscription tendered in the Supplemental Community Offering.  The Supplemental Community Offering will expire at 5:00 p.m., Eastern Daylight Time, on [______], 2017, unless we extend it in our sole discretion.  However, we will not extend the Supplemental Community Offering beyond [______], 2017.  The Company is undertaking the Supplemental Community Offering concurrently with our distribution to existing stockholders of subscription rights to purchase shares of voting Common Stock (the "Rights Offering"), with our offering to certain directors, officers and employees of the Company and the Bank in a directed share program (the "Directed Share Program"), and our offering of up to 281,987 shares of Common Stock pursuant to that certain standby purchase agreement, dated June 22, 2017, by and between the Company and Strategic Value Bank Partners LLC (the "Standby Purchase Agreement") (collectively, the "offerings")..
2. By completing and signing this Subscription Agreement, you hereby subscribe at a price of $4.75 per share for the number of Shares of the Company set forth on the signature page to this Subscription Agreement.  In payment for the Shares, you have either (i) enclosed with this Subscription Agreement a cashier's check drawn on a U.S. bank or a personal check in the amount of the subscription price as set forth on the signature page to this Subscription Agreement (the "Subscription Price"), made payable to "Continental Stock Transfer & Trust Company," or (ii) submitted a wire transfer of funds in the amount of the Subscription Price, in accordance with the wiring instructions set forth on page 1 of this Subscription Agreement.  You understand that the minimum number of Shares that you must subscribe for in the Supplemental Community Offering is one hundred (100) Shares, provided that we may, in our sole discretion, elect to waive this minimum purchase requirement.
3. You acknowledge and agree that if you elect to purchase Shares in the Supplemental Community Offering, you should consider using a cashier's check drawn upon a U.S. bank or wire transfer of funds to ensure that the Subscription Agent (as defined below) receives your funds prior to the expiration of the Supplemental Community Offering.  If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared.  If you send a cashier's check drawn upon a U.S. bank or wire transfer of funds directly to the subscription account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument and wire transfer of funds.

4. You acknowledge and agree that the number of Shares that may be made available under the Supplemental Community Offering will depend upon the number of shares of Common Stock that are sold to existing stockholders in the Rights Offering, including pursuant to both the basic subscription rights of our stockholders under the Rights Offering and the over-subscription privilege that will be provided to our stockholders under the Rights Offering, the number of shares of Common Stock sold in the Directed Stock Program and under the Standby Purchase Agreement, and that there is no guarantee that any Shares will be made available for purchase by you or any other person in the Supplemental Community Offering.  You further acknowledge and agree that, if there is an over-subscription privilege for the Shares that are made available for purchase in the Supplemental Community Offering, then we will determine in our sole discretion what procedures we will follow to allocate these Shares among the subscribers in the Supplemental Community Offering.

5. You acknowledge and agree that we reserve the right, in our sole discretion, to accept or reject your subscription, in whole or in part, for any reason or for no reason at all.

6. You acknowledge and agree that the Subscription Price that you have paid will be deposited into a segregated noninterest-bearing deposit account maintained by Continental Stock Transfer & Trust Company, whom we have retained to serve as our subscription agent in connection with the Rights Offering, the Directed Share Program and the Supplemental Community Offering (the "Subscription Agent").  We will review all of the subscriptions that are delivered to the Subscription Agent in the Supplemental Community Offering and we will make a decision as to each subscription whether to accept or reject the subscription in whole or in part.  If we reject your subscription in full, then the Subscription Agent will return this Subscription Agreement by first class mail or overnight delivery to you with a check in the amount of the Subscription Price that you have delivered to the Subscription Agent with this Subscription Agreement, and neither you nor the Company will have any further obligation under this Subscription Agreement.  If we accept only a part of your subscription, then the Subscription Agent will return to you, by first class mail or overnight delivery, a check payable to you in an amount equal to the per share purchase price in the Supplemental Community Offering multiplied by the number of Shares for which your subscription was not accepted.  Our use of the funds that we receive in the Supplemental Community Offering will only occur following the closing of the Supplemental Community Offering.

7. To induce us to accept your subscription, you hereby represent and warrant to us that:

(a) You have received and reviewed carefully the Prospectus;

(b) You acknowledge and agree that, except as set forth in the Prospectus, no representations or warranties have been made to you by the Company, its officers or directors, or any agent, employee or affiliate of any of them, and in entering into this transaction you are not relying upon any information, other than the information contained in the Prospectus.
(c) You understand that the Shares that you have subscribed for are not deposits, and that the Shares are not insured by the FDIC or any other government agency, and that the Shares are subject to investment risk, including the possible loss of the entire amount that you have invested in the Shares.

(d) The information you have included in the accompanying IRS Form W-9 (Request For Taxpayer Identification Number and Certification) is true and correct in all respects.

8. You acknowledge that the Supplemental Community Offering will expire at 5:00 p.m., Eastern Daylight Time, on [__________], 2017; provided, however, that we may, in our sole discretion, elect to extend the expiration date of the Supplemental Community Offering but not beyond [__________], 2017.

9. You acknowledge that any personal check used to pay for Shares must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Daylight Time, on [__________], 2017, unless the expiration date is extended, but not beyond June 17, 2016.  The clearinghouse may require five or more business days.  Accordingly, if you intend to pay the Subscription Price by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date of the Supplemental Community Offering to ensure such payment is both received and cleared by such date.

10. If the Supplemental Community Offering is terminated, which we may choose to do at any time in our sole discretion, then the Subscription Price that you have paid will be returned to you, without any accrued interest, penalty or deduction for expenses, by the Subscription Agent, and neither you nor the Company will have any further obligation under this Subscription Agreement.

11. You understand that all of the Shares that you may purchase in the Supplemental Community Offering will be issued in book-entry, meaning uncertificated, form.  All of the Shares that you may purchase in the Supplemental Community Offering will be issued as soon as practicable after the closing of the offerings and will be registered exactly in the name(s) you indicate below.
12. You acknowledge and agree that you may not sell, transfer or assign this Subscription Agreement or your subscription to purchase the Shares contained herein to any other person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, I have executed this Subscription Agreement as of the date set forth below.

Subscription Commitment:

Number of Shares: ______________________
Subscription Price: ______________________
(No. of Shares x $4.75)

TRUST OR OTHER ENTITY	INDIVIDUAL SUBSCRIBER
SUBSCRIBER                                                                                         (and Spouse if Joint Subscriber)

___________________________	____________________________________
(Name of Entity)	(Signature)

____________________________________
(Print Name)

By: __________________________________                          ____________________________________
 (Signature and Title)                                                            (Signature)

____________________________________
(Print Name)

Date: _________________, 2017

********************************************************************************************************************************************************************************************

ACCEPTANCE OF SUBSCRIPTION
(to be completed by and at the discretion of the Company)

The foregoing subscription is hereby accepted by the Company on this _____ day of ________________, 2017, with respect to the number of Shares indicated below.

TRINITY CAPITAL CORPORATION

By:  _______________________________

        _______________________________
         (Print Name and Title)
Number of Shares:______________

SUBSCRIPTION DATA SHEET
(Please Print or Type)

1. Name: _____________________________________________________________________________________________

2. Marital Status: _______________________________________________________________________________________

3. Residence Address and Telephone: _______________________________________________________________________
(Do not use a Post Office Box               _______________________________________________________________________
Address)                                                   _______________________________________________________________________

4. Business Address and Telephone: ________________________________________________________________________

                                                                                 ________________________________________________________________________

                                                                                 ________________________________________________________________________

                                                                                 ________________________________________________________________________

5. Preferred mailing address:
(Check one) (   ) Residence
                     (   )                 Business
                     (   )                 Other: _____________________________________________

                                                                                                        _____________________________________________

                                                                                                        _____________________________________________

If the Common Stock is to be held by more than one person, please check if to be held as:

_____ (1) Tenants in common
_____ (2) Tenants by the entireties
_____ (3) Joint tenants with rights of survivorship and not as tenants in common
_____ (4) Under Uniform Transfer to Minors Act:  If so, indicate name of Custodian:

                                            ________________________________________________________________________________________
Name of Custodian

IF THE SHARES ARE TO BE HELD BY MORE THAN ONE PERSON AND IF NO OTHER INDICATION IS MADE, IT WILL BE ISSUED TO THE INDIVIDUALS AS TENANTS IN COMMON.

FEDERAL INCOME TAX BACKUP WITHHOLDING
In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Company with a correct Taxpayer Identification Number ("TIN").  An individual's social security number is his or her TIN.  The TIN should be provided in the space provided in the Substitute Form W-9 below.
Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS").
Backup withholding is not an additional tax.  Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.  Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.
If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.
SUBSTITUTE FORM W-9
Under penalties of perjury, I certify that: (i) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.
You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (ii).
Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber
Printed Name	Printed Name
Social Security No. or Employer Identification No.	Social Security No. or Employer Identification No.